Exhibit 10.2

SIXTH AMENDMENT AGREEMENT

SIXTH AMENDMENT AGREEMENT (this “Agreement”) dated as of April 29, 2016 by and among (1) Information Services Group, Inc. (the “Borrower”), (2) International Advisory Holdings Corp., International Consulting Acquisition Corp., TPI Advisory Services Americas, Inc., ISG Information Services Group Americas, Inc. (formerly known as Technology Partners International, Inc.) and TPI Eurosourcing, L.L.C. (collectively, the “Guarantors”), (3) the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”), and (4) Bank of America, N.A. (“Bank of America”) as administrative agent (the “Administrative Agent”) for the Lenders and as Swingline Lender and L/C Issuer with respect to a certain Credit Agreement dated as of May 3, 2013, by and among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the L/C Issuer and BMO Harris Bank N.A. and Fifth Third Bank as co-Syndication Agents, as amended by that certain First Amendment Agreement dated as of November 14, 2013, that certain Second Amendment Agreement dated as of March 18, 2014, that certain Third Amendment Agreement dated as of December 2, 2014, that certain Fourth Amendment Agreement dated as of May 11, 2015, and that certain Fifth Amendment Agreement dated as of March 9, 2016  (as amended, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS,  the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements.  All of the Loan Parties’ obligations and liabilities to the Administrative Agent, the L/C Issuer, the Swingline Lender and the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by each Loan Party’s execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Loan Party’s execution of this Agreement, each of the Loan Parties represents and warrants that no Loan Party has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the L/C Issuer, the Swingline Lender and Lenders that all of the representations and warranties made by the Loan Parties in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.
§4. Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction of each of the following conditions precedent:

(a) Representations and Warranties.  All of the representations and warranties made by the Loan Parties herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

(b) Performance; No Event of Default.  The Loan Parties shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

(c) Action.  All requisite corporate or other action necessary for the valid execution, delivery and performance by the Loan Parties of this Agreement and all other instruments and documents delivered by the Loan Parties in connection herewith shall have been duly and effectively taken.

(d) Fees and Expenses.  The Borrower shall have paid to the Administrative Agent the reasonable fees and expenses of counsel to the Administrative Agent in connection with the preparation of this Agreement.

(e) Delivery.  The Loan Parties, the Administrative Agent and the Required Lenders shall have executed and delivered this Agreement.  In addition, the Loan Parties shall have executed and delivered such further instruments and taken such further action as the Administrative Agent and the Required Lenders may have reasonably requested, in each case further to effect the purposes of this Agreement, the Credit Agreement and the other Loan Documents.

§5. Amendments to the Credit Agreement.
(a) Amendment to Section 1.01 of the Credit Agreement. Clause (a) of the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

(b) Amendment to Section 1.01 of the Credit Agreement.  Amendment Section 1.01 of the Credit Agreement.  Clause (f) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

(f)the Cost of Acquisition paid by the Loan Parties and their Subsidiaries (i) for all Acquisitions (other than the Australian Acquisition and the TracePoint Acquisition) made during any fiscal year, together with (without duplication) the aggregate amount of all Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties under Section 7.03(c)(iv), shall not exceed $10,000,000 in the aggregate and (ii) for all Acquisitions (other than the Australian Acquisition) made during the term of this Agreement, together with (with duplication) the aggregate amount of all Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties under Section 7.03(c)(iv), shall not exceed $40,000,000 in the aggregate; provided further that any earnouts or similar deferred or contingent obligations of any Borrower in connection with such Acquisitions (other than the Australian Acquisition) shall be subordinated to the Obligations in a manner and to the extent reasonably satisfactory to the Administrative Agent.

(c) Amendment to Section 1.01 of the Credit Agreement. The definition of “Restricted Payment” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, and (d) any payment with respect to any earnout obligation (other than the STA Earn-Out, the Australian Earn-Out and the TracePoint Earn-Out).

(d) Amendments to Section 1.01 of the Credit Agreement. The following new definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order to read as follows:

“TracePoint Acquisition” means the acquisition by ISG Information Services Group Americas, Inc. of the assets of TracePoint Consulting LLC pursuant to the Asset Purchase Agreement to be executed on or about April 29, 2016 and the Cost of Acquisition paid by ISG Information Services Group Americas, Inc. is $7,800,000 together with the TracePoint Earn-Out.

“TracePoint Earn-Out” means the obligation of ISG Information Services Group Americas, Inc. to TracePoint Consulting LLC under Section 2.08 of the Asset Purchase Agreement to be executed on or about April 29, 2016, as in effect on the date of execution of the Asset Purchase Agreement.

(e) Amendment to Section 7.03 of the Credit Agreement.  Section 7.03 of the Credit Agreement is hereby amended by deleting “and” from the end of clause (j), re-lettering clause (k) as a new clause (l) and inserting a new clause (k) to read as follows:

(j)the TracePoint Acquisition; and

§6. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same.  The Credit Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, shall be read and construed as one instrument.

(b) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amendment Agreement as of the date first set forth above.

INFORMATION SERVICES GROUP, INC.

By:  /s/ David Berger

Name:  David Berger

Title:     Chief Financial Officer

INTERNATIONAL ADVISORY HOLDINGS

CORP.

By: /s/ David Berger

Name:  David Berger

Title:  President & Chief Financial Officer

INTERNATIONAL CONSULTING ACQUISITION CORP.

By: /s/ David Berger

Name:    David Berger

Title:    President & Chief Financial Officer

TPI ADVISORY SERVICES AMERICAS, INC.

By: /s/ David Berger

Name:  David Berger

Title:    President

ISG Information Services Group Americas, Inc. (formerly known as Technology Partners International, Inc.)

By: /s/ David Berger

Name:  David Berger

Title:    Vice President & Secretary

TPI EUROSOURCING, L.L.C.

By: /s/ David Berger

Name:  David Berger

Title:    President & Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative

Agent

By: /s/ Renee Marion

Name: Renee Marion

Title: Assistant Vice President

BANK OF AMERICA, N.A.

By: /s/ Christopher T Phelan

Name: Christopher T Phelan

Title: Senior Vice President

FIFTH THIRD BANK

By: /s/ Valerie Schanzer

Name: Valerie Schanzer

Title: Managing Director

BMO Harris Bank N.A.

By: /s/ Isabella Battista

Name: Isabella Battista

Title: Director

Webster Bank, National Association

By: /s/ George G. Sims

Name: George G. Sims

Title: Senior Vice President